Farmer Mac Reports Third Quarter 2026 Results
- Outstanding Business Volume of $38.5 billion -

WASHINGTON, D.C., November 5, 2026 — The Federal Agricultural Mortgage Corporation ("Farmer Mac"; NYSE: AGM and AGM.A) today announced its results for the fiscal quarter ended September 30, 2026.

Third Quarter 2026 Highlights
•Record outstanding business volume of $38.5 billion, reflecting 24% growth year-over-year
•Provided $2.7 billion in liquidity and lending capacity to lenders serving rural America
•Net interest income grew 18% year-over-year to $115.9 million
•Net effective spread1 increased 16% from the prior-year period to $113.9 million
•Net income attributable to common stockholders was $54.9 million, or $5.03 per diluted share
•Strong core earnings1 of $52.6 million, or $4.82 per diluted share, reflecting 6% and 7% growth year-over-year, respectively
•Total core capital of $1.9 billion and a Tier 1 Capital Ratio of 12.9% as of September 30, 2026
•Acquired servicing rights associated with approximately $1.4 billion of Farm & Ranch loans, including loans we own and loans serviced for others

"Farmer Mac delivered record third quarter results, with outstanding business volume and year-to-date revenue and core earnings reaching new all-time highs," said Zachary Carpenter, President and Chief Executive Officer. "We achieved these results in a market environment characterized by greater uncertainty and increasingly challenging conditions. Farmer Mac’s ability to successfully navigate these market dynamics while continuing to serve as a reliable source of secondary market liquidity reflects our mission focus, the strength of our team, and our market position."

$ in millions, except per share amounts	Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025	QoQ % Change[2]	YoY % Change[2]
Outstanding Business Volume	$38,476	$37,197	$31,119	3%	24%
Net Interest Income (GAAP)	$116	$118	$98	(2)%	18%
Net Effective Spread (Non-GAAP)	$114	$117	$98	(3)%	16%
Diluted EPS (GAAP)	$5.03	$5.41	$4.44	(7)%	13%
Diluted Core EPS (Non-GAAP)	$4.82	$5.40	$4.52	(11)%	7%
1Non-GAAP (Generally Accepted Accounting Principles) Measure
2Percentage changes may not compute directly as shown due to rounding of amounts presented above

"Our diversified portfolios, strong capital position, and disciplined approach to underwriting and risk management allow us to reliably support rural America through market and economic cycles," Mr. Carpenter continued. "While we remain mindful of the evolving conditions in the U.S. agricultural markets and the significant investment needs to support infrastructure in rural communities, we are confident in the durability of our business model and are well positioned to continue advancing our mission while delivering high-quality earnings and long-term value for our shareholders."

Third Quarter 2026 Income Statement Highlights
•Net interest income and net effective spread increased $17.4 million and $16.1 million year-over-year, respectively. Net interest income and net effective spread decreased $2.2 million and $3.6 million quarter-over-quarter, respectively, which was primarily driven by a nonrecurring event that favorably impacted interest income during the second quarter of 2026.
•Credit provisions primarily related to new volume growth, updated loss estimates associated with a single telecommunications credit in the Broadband Infrastructure segment, and portfolio credit migration trends.
•Net income attributable to common stockholders increased $6.2 million year-over-year and decreased $4.0 million quarter-over-quarter.
•Core earnings increased $3.0 million year-over-year and decreased $6.2 million quarter-over-quarter to $52.6 million.
•Core return on equity was 16% in the third quarter, reflecting strong margins and efficient deployment of capital.

$ in millions	Quarter Ended September 30, 2026
	% of Outstanding Business Volume	Segment	Business Volume	Net Effective Spread	YoY Volume Growth
Agricultural Finance	63%	Farm & Ranch	$22,286	0.94%	22%
		Corporate AgFinance	$2,144	2.38%	13%
Infrastructure Finance	37%	Power & Utilities	$8,431	0.35%	14%
		Renewable Energy	$3,594	1.63%	57%
		Broadband Infrastructure	$2,021	2.32%	56%

Third Quarter 2026 Portfolio Highlights
•Broad-based, net portfolio growth of $1.3 billion reflective of strong customer demand across all segments.
•Farm & Ranch portfolio grew by $297.8 million, primarily due to the acquisition of servicing rights related to approximately $280 million of loans owned by third-parties.
•Corporate AgFinance portfolio grew modestly by $61.0 million due primarily to loan purchase activity.
•Power & Utilities business volume increased $164.6 million, as rural electric providers invest in system upgrades and grid modernization to meet growing electrification demand.
•Strong business volume in Renewable Energy drove net growth of $586.4 million, reflecting continued investment in new renewable generation capacity.
•Broadband Infrastructure business volume grew $168.8 million, reflecting the continued secular growth in telecommunications, data connectivity, and digital infrastructure investment.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's third quarter 2026 financial results will be held beginning at 4:30 p.m. eastern time on Thursday, November 5, 2026, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 880-3330
Telephone (International): (646) 357-8766
Webcast: https://www.farmermac.com/equity-investors

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for one week following the conclusion of the call.

Use of Non-Generally Accepted Accounting Principles (GAAP) Measures

Farmer Mac uses "non-GAAP measures" in our analysis of financial information. Non-GAAP measures represent measures of financial performance that are not presented in accordance with GAAP. Specifically, Farmer Mac uses the following non-GAAP measures: (1) "core earnings," (2) "core earnings per common share," and (3) "net effective spread," in both dollars and percentage yield. In Farmer Mac's view, these non-GAAP measures are useful alternative measures in understanding our economic performance, transaction economics, and business trends. Farmer Mac's non-GAAP financial measures may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Common Share

The main difference between core earnings and core earnings per common share, which are non-GAAP measures, and net income attributable to common stockholders and earnings per common share, which are GAAP measures, is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Additionally, these two non-GAAP measures exclude specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Net Effective Spread

Farmer Mac uses net effective spread to measure the net spread earned between interest-earning assets and the related net funding costs, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

Net effective spread excludes the following:
•Interest income and interest expense associated with single-class consolidated trusts with beneficial interests owned by third parties and for which we guarantee all classes of securities issued ("single-class consolidated trusts") and reclassifies that activity to guarantee and commitment fees in determining our core earnings. This reclassification reflects our view that the net interest income earned on single-class consolidated trusts is effectively a guarantee fee.

•Fair value changes of financial derivatives and corresponding financial assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on our financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.
•The amortization of premiums and discounts on assets consolidated at fair value.

Net effective spread includes the following:
•Income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). For undesignated financial derivatives, we record the income or expense related to the accrual of the contractual amounts due in "Gains/(losses) on financial derivatives" on the Consolidated Statements of Operations below.
•The net effects of terminations or net settlements on undesignated financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other government-sponsored enterprises and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that we receive upon the inception of certain swaps. For GAAP purposes, realized gains or losses on settlements of these contracts are reported in the Consolidated Statements of Operations in the period in which they occur. For net effective spread, these realized gains or losses are deferred and amortized as net yield adjustments over the term of the related debt, which generally ranges from 3 to 15 years.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per common share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for our future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause our actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative, regulatory, or current or future political developments that could affect us, our sources of business, or agricultural or infrastructure industries;
•fluctuations in the fair value of assets held by us and our subsidiaries;
•the level of lender interest in our products and the secondary market provided by us;
•the general rate of growth in agricultural mortgage and infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies (including tariffs and trade restrictions), fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which we are exposed to interest rate risk resulting from fluctuations in our borrowing costs relative to market indices;

•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. The secondary market served by Farmer Mac provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at www.farmermac.com.

CONTACT:     Eric Estey, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	September 30, 2026	December 31, 2025
	(in thousands)
Assets:
Cash and cash equivalents (includes restricted cash of $17,881 and $24,475, respectively)	$991,445	$931,067
Investment securities:
Available-for-sale, at fair value (amortized cost of $15,557,363 and $13,813,551, respectively)	14,885,573	13,580,285
Held-to-maturity, at amortized cost	4,475,876	3,954,223
Other investments	19,442	15,871
Total Investment Securities	19,380,891	17,550,379
Loans:
Loans held for investment, at amortized cost	16,689,890	13,877,051
Loans held for investment in consolidated trusts, at amortized cost	2,225,946	2,482,010
Allowance for losses	(48,325)	(37,785)
Total loans, net of allowance	18,867,511	16,321,276
Financial derivatives, at fair value	19,912	44,875
Accrued interest receivable (includes $26,284 and $40,945, respectively, related to consolidated trusts)	350,365	357,155
Guarantee and commitment fees receivable	56,272	57,214
Deferred tax asset, net	22,689	173
Prepaid expenses and other assets	332,301	108,018
Total Assets	$40,021,386	$35,370,157

Liabilities and Equity:
Liabilities:
Notes payable	$35,416,101	$30,822,570
Debt securities of consolidated trusts held by third parties	2,115,699	2,365,435
Financial derivatives, at fair value	219,897	21,618
Accrued interest payable (includes $13,154 and $15,795, respectively, related to consolidated trusts)	295,314	233,714
Guarantee and commitment obligation	54,439	54,770
Other liabilities	77,291	153,101
Total Liabilities	38,178,741	33,651,208
Commitments and Contingencies
Equity:
Preferred stock:
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Series H, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,844	96,844
Series I, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,764	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,325,873 shares and 9,325,556 shares outstanding, respectively	9,326	9,326
Additional paid-in capital	141,562	139,370
Accumulated other comprehensive (loss)/income, net of tax	(68,266)	13,382
Retained earnings	1,153,735	1,047,347
Total Equity	1,842,645	1,718,949
Total Liabilities and Equity	$40,021,386	$35,370,157

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
Interest income:
Investment securities and cash equivalents	$229,611	$216,882	$648,242	$640,515
Loans	242,881	198,459	690,471	555,262
Total interest income	472,492	415,341	1,338,713	1,195,777
Total interest expense	356,568	316,864	1,003,318	909,564
Net interest income	115,924	98,477	335,395	286,213
Provision for losses	(11,069)	(7,433)	(23,265)	(16,828)
Net interest income after provision for losses	104,855	91,044	312,130	269,385
Non-interest income/(expense):
Guarantee and commitment fees	6,123	5,021	18,039	14,316
Gains/(losses) on financial derivatives	1,515	(1,062)	2,879	(3,618)
Other income	1,692	1,482	3,949	3,958
Non-interest income	9,330	5,441	24,867	14,656
Operating expenses:
Compensation and employee benefits	20,617	17,743	65,580	53,126
General and administrative	13,150	11,052	36,003	32,669
Regulatory fees	863	1,000	2,588	3,000
Operating expenses	34,630	29,795	104,171	88,795
Income before income taxes	79,555	66,690	232,826	195,246
Income tax expense	15,344	11,687	42,541	35,755
Net income	64,211	55,003	190,285	159,491
Preferred stock dividends	(9,335)	(6,303)	(24,700)	(17,636)
Net income attributable to common stockholders	$54,876	$48,700	$165,585	$141,855

Earnings per common share:
Basic earnings per common share	$5.06	$4.45	$15.26	$12.99
Diluted earnings per common share	$5.03	$4.44	$15.18	$12.93

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders and basic and diluted GAAP earnings per common share ("EPS") to core earnings and basic and diluted core earnings per common share ("Core EPS") are presented in the following tables along with information about the composition of core earnings for the periods indicated. Basic EPS is based on the daily weighted-average number of shares of common stock outstanding. Diluted EPS is based on the daily weighted-average number of shares of common stock outstanding adjusted to include all potentially dilutive stock appreciation rights and unvested restricted stock unit awards.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$54,876	$58,877	$48,700
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	1,908	184	882
Gains/(losses) on hedging activities due to fair value changes	2,250	889	(137)
Unrealized (losses)/gains on trading securities	(97)	59	(4)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value(1)	26	26	26
Net effects of terminations or net settlements on financial derivatives	(1,182)	(1,017)	(1,934)
Income tax effect related to reconciling items	(610)	(30)	245
Sub-total	2,295	111	(922)
Core earnings	$52,581	$58,766	$49,622

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$113,886	$117,438	$97,769
Guarantee and commitment fees(3)	6,998	7,044	6,132
Other(4)	1,849	742	1,185
Total revenues	122,733	125,224	105,086

Credit related expense/(income) (GAAP):
Provision for losses	11,069	7,369	7,433
Other credit related expense/(income)	385	—	—
Total credit related expense/(income)	11,454	7,369	7,433

Operating expenses (GAAP):
Compensation and employee benefits	20,617	23,706	17,743
General and administrative	13,150	11,591	11,052
Regulatory fees	863	862	1,000
Total operating expenses	34,630	36,159	29,795

Net earnings	76,649	81,696	67,858
Income tax expense(5)	14,733	14,856	11,933
Preferred stock dividends (GAAP)	9,335	8,074	6,303
Core earnings	$52,581	$58,766	$49,622

Core earnings per share:
Basic	$4.84	$5.42	$4.54
Diluted	$4.82	$5.40	$4.52

(1)Reflects the amortization recorded during the reporting period on those assets for which the premium, discount, or deferred gain was a result of consolidation accounting rather than a cash transaction.
(2)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(3)Includes net interest income of $0.8 million and $1.1 million for the three months ended September 30, 2026 and 2025, respectively, related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees.
(4)Reflects reconciling adjustments for the reclassification to exclude expenses related to undesignated financial derivatives and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(5)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Nine Months Ended
	September 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$165,585	$141,855
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	1,413	(2,330)
Gains on hedging activities due to fair value changes	3,501	3,671
Unrealized gains/(losses) on trading securities	15	(60)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value(1)	96	79
Net effects of terminations or net settlements on financial derivatives	(1,864)	(2,749)
Income tax effect related to reconciling items	(664)	291
Sub-total	2,497	(1,098)
Core earnings	$163,088	$142,953

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$333,323	$281,652
Guarantee and commitment fees(3)	20,757	17,494
Other(4)	3,776	3,242
Total revenues	357,856	302,388

Credit related expense (GAAP):
Provision for losses	23,265	16,828
Other credit related expense/(income)	755	129
Total credit related expense	24,020	16,957

Operating expenses (GAAP):
Compensation and employee benefits	65,580	53,126
General and administrative	36,003	32,669
Regulatory fees	2,588	3,000
Total operating expenses	104,171	88,795

Net earnings	229,665	196,636
Income tax expense(5)	41,877	36,047
Preferred stock dividends (GAAP)	24,700	17,636
Core earnings	$163,088	$142,953

Core EPS:
Basic	$15.03	$13.09
Diluted	$14.96	$13.03
(1)Reflects the amortization recorded during the reporting period on those assets for which the premium, discount, or deferred gain was a result of consolidation accounting rather than a cash transaction.
(2)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.

(3)Includes net interest income of $2.7 million and $3.1 million for the nine months ended September 30, 2026 and 2025, respectively, related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees.
(4)Reflects reconciling adjustments for the reclassification to exclude expenses related to undesignated financial derivatives and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(5)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic EPS to Core Earnings - Basic EPS
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
GAAP - Basic EPS	$5.06	$5.43	$4.45	$15.26	$12.99
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.18	0.02	0.08	0.13	(0.21)
Gains/(losses) on hedging activities due to fair value changes	0.21	0.07	(0.01)	0.32	0.33
Unrealized (losses)/gains on trading securities	(0.01)	0.01	—	—	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	0.01	0.01
Net effects of terminations or net settlements on financial derivatives	(0.10)	(0.09)	(0.18)	(0.17)	(0.25)
Income tax effect related to reconciling items	(0.06)	—	0.02	(0.06)	0.03
Sub-total	0.22	0.01	(0.09)	0.23	(0.10)
Core Earnings - Basic EPS	$4.84	$5.42	$4.54	$15.03	$13.09

Shares used in per share calculation (GAAP and Core Earnings)	10,853	10,849	10,934	10,849	10,921

Reconciliation of GAAP Diluted EPS to Core Earnings - Diluted EPS
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$5.03	$5.41	$4.44	$15.18	$12.93
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.17	0.02	0.08	0.13	(0.21)
Gains/(losses) on hedging activities due to fair value changes	0.21	0.07	(0.01)	0.32	0.33
Unrealized (losses)/gains on trading securities	(0.01)	0.01	—	—	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	0.01	0.01
Net effects of terminations or net settlements on financial derivatives	(0.10)	(0.09)	(0.17)	(0.17)	(0.25)
Income tax effect related to reconciling items	(0.06)	—	0.02	(0.07)	0.03
Sub-total	0.21	0.01	(0.08)	0.22	(0.10)
Core Earnings - Diluted EPS	$4.82	$5.40	$4.52	$14.96	$13.03

Shares used in per share calculation (GAAP and Core Earnings)	10,909	10,882	10,972	10,905	10,973

The following table presents a reconciliation of GAAP net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2026		June 30 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income	$115,924	1.16%	$118,075	1.24%	$98,477	1.18%	$335,395	1.18%	$286,213	1.17%
Net effects of consolidated trusts	(779)	0.01%	(1,023)	0.02%	(1,102)	0.02%	(2,732)	0.01%	(3,100)	0.02%
Expense related to undesignated financial derivatives	315	—%	556	—%	(707)	(0.01)%	1,840	0.01%	(597)	—%
Amortization of premiums/discounts on assets consolidated at fair value	(24)	—%	(24)	—%	(23)	—%	(89)	—%	(69)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	700	0.01%	743	0.01%	987	0.01%	2,410	0.01%	2,876	0.01%
Fair value changes on fair value hedge relationships	(2,250)	(0.02)%	(889)	(0.01)%	137	—%	(3,501)	(0.02)%	(3,671)	(0.01)%
Net effective spread	$113,886	1.16%	$117,438	1.26%	$97,769	1.20%	$333,323	1.19%	$281,652	1.19%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended September 30, 2026:

Core Earnings by Business Segment
For the Three Months Ended September 30, 2026
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Total
	(in thousands)
Interest income	$198,694	$28,469	$79,943	$19,735	$39,124	$20,481	$86,046	$472,492
Interest (expense)/benefit(1)	(158,086)	(17,541)	(73,053)	(12,588)	(28,010)	17,807	(85,097)	(356,568)
Less: reconciling adjustments(2)(3)	(778)	—	(25)	—	—	(1,235)	—	(2,038)
Net effective spread	39,830	10,928	6,865	7,147	11,114	37,053	949	113,886
Guarantee and commitment fees(3)	4,782	252	195	1,088	681	—	—	6,998
Other income/(expense)	1,520	44	—	—	(100)	—	—	1,464
Provision for losses	(430)	(1,385)	(219)	(7,027)	(2,008)	—	—	(11,069)
Operating expenses(1)	(7,838)	(2,487)	(1,228)	(1,813)	(2,084)	(2,888)	(993)	(19,331)
Income tax (expense)/benefit	(7,951)	(1,544)	(1,179)	128	(1,597)	(7,175)	9	(19,309)
Segment core earnings	$29,913	$5,808	$4,434	$(477)	$6,006	$26,990	$(35)	$72,639

Reconciliation to net income:
Net effects of derivatives and trading securities								$2,879
Unallocated (expenses)/income								(15,272)
Income tax effect related to reconciling items								3,965
Net income								$64,211

Total Assets:
Total on- and off-balance sheet segment assets at principal balance	$22,285,578	$2,143,737	$8,431,244	$2,020,729	$3,594,450	$—	$—	$38,475,738
Off-balance sheet assets under management								(6,525,042)
Unallocated assets								8,070,690
Total assets on the Consolidated Balance Sheets								$40,021,386
(1)The significant expense categories and amounts align with the segment-level information that is regularly provided to the Chief Executive Officer who is Farmer Mac's Chief Operating Decision Maker.
(2)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts; the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains/(losses) on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment; and excludes the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships.
(3)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	As of September 30, 2026	As of December 31, 2025
	(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans and other securities	$9,546,418	$8,492,788
AgVantage Securities	5,670,000	4,270,000
USDA Securities	2,557,882	2,443,432
Unfunded commitments & guarantees	3,879,886	3,977,136
Loans serviced for others	631,392	381,560
Total Farm & Ranch	$22,285,578	$19,564,916
Corporate AgFinance:
Loans and other securities	$1,526,246	$1,460,691
AgVantage Securities	326,802	190,977
Unfunded commitments & guarantees	290,689	298,868
Total Corporate AgFinance	$2,143,737	$1,950,536
Total Agricultural Finance	$24,429,315	$21,515,452
Infrastructure Finance:
Power & Utilities:
Loans and other securities	$4,234,230	$3,548,523
AgVantage Securities	3,863,702	3,967,154
Unfunded commitments & guarantees	333,312	344,945
Total Power & Utilities	$8,431,244	$7,860,622
Broadband Infrastructure:
Loans and other securities	$1,282,466	$1,009,890
Unfunded commitments & guarantees	738,263	522,316
Total Broadband Infrastructure	$2,020,729	$1,532,206
Renewable Energy:
Loans and other securities	$2,942,950	$2,202,668
Unfunded commitments & guarantees	651,500	240,621
Total Renewable Energy	$3,594,450	$2,443,289
Total Infrastructure Finance	$14,046,423	$11,836,117
Total	$38,475,738	$33,351,569

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Net Effective Spread
	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield
	(dollars in thousands)
For the quarter ended:
September 30, 2026	$39,830	$10,928	$6,865	$7,147	$11,114	$37,053	$949	$113,886
	0.94%	2.38%	0.35%	2.32%	1.63%	0.38%	0.04%	1.16%
June 30, 2026	40,063	16,769	6,962	6,578	10,773	35,229	1,064	117,438
	1.01%	3.76%	0.36%	2.30%	1.72%	0.38%	0.05%	1.26%
March 31, 2026	37,673	8,939	6,491	5,828	9,079	32,647	1,342	101,999
	1.03%	2.05%	0.35%	2.27%	1.59%	0.37%	0.07%	1.16%
December 31, 2025	36,180	8,601	6,159	5,610	8,995	33,694	2,150	101,389
	1.06%	2.07%	0.34%	2.42%	1.74%	0.41%	0.11%	1.22%
September 30, 2025	34,840	9,047	5,910	4,379	7,730	34,777	1,086	97,769
	1.04%	2.16%	0.34%	2.30%	1.75%	0.43%	0.05%	1.20%
June 30, 2025	35,710	8,609	5,636	3,932	6,227	31,668	2,111	93,893
	1.07%	2.07%	0.33%	2.24%	1.68%	0.40%	0.11%	1.19%
March 31, 2025	33,885	8,640	5,329	3,566	5,112	31,604	1,854	89,990
	1.01%	2.09%	0.32%	2.27%	1.55%	0.41%	0.10%	1.17%
December 31, 2024	32,556	7,891	5,059	3,414	4,859	31,242	2,507	87,528
	0.96%	1.95%	0.32%	2.34%	1.76%	0.42%	0.15%	1.16%
September 30, 2024	35,755	6,397	4,785	2,794	3,810	30,912	943	85,396
	1.05%	1.56%	0.30%	2.21%	1.78%	0.42%	0.05%	1.16%

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders (in thousands):

	Core Earnings by Quarter Ended
	September 2026	June 2026	March 2026	December 2025	September 2025	June 2025	March 2025	December 2024	September 2024
Revenues:
Net effective spread	$113,886	$117,438	$101,999	$101,389	$97,769	$93,893	$89,990	$87,528	$85,396
Guarantee and commitment fees	6,998	7,044	6,715	6,298	6,132	5,874	5,488	5,086	4,997
Other	1,849	742	1,185	224	1,185	742	1,315	(491)	1,133
Total revenues	122,733	125,224	109,899	107,911	105,086	100,509	96,793	92,123	91,526

Credit related expense/(income):
Provision for/(release of) losses	11,069	7,369	4,827	16,085	7,433	7,812	1,583	3,872	3,258
Other credit related expense/(income)	385	—	370	1,168	—	61	68	—	196
Total credit related expense/(income)	11,454	7,369	5,197	17,253	7,433	7,873	1,651	3,872	3,454

Operating expenses:
Compensation and employee benefits	20,617	23,706	21,257	18,199	17,743	17,631	17,752	15,641	15,237
General and administrative	13,150	11,591	11,262	11,944	11,052	10,859	10,758	12,452	8,625
Regulatory fees	863	862	863	863	1,000	1,000	1,000	1,000	725
Total operating expenses	34,630	36,159	33,382	31,006	29,795	29,490	29,510	29,093	24,587

Net earnings	76,649	81,696	71,320	59,652	67,858	63,146	65,632	59,158	63,485
Income tax expense	14,733	14,856	12,288	12,370	11,933	10,114	14,000	9,938	12,681
Preferred stock dividends	9,335	8,074	7,291	7,286	6,303	5,667	5,666	5,666	5,897
Core earnings	$52,581	$58,766	$51,741	$39,996	$49,622	$47,365	$45,966	$43,554	$44,907

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$1,908	$184	$(679)	$447	$882	$(639)	$(2,573)	$3,084	$(1,064)
Gains/(losses) on hedging activities due to fair value changes	2,250	889	362	3,107	(137)	2,709	1,099	5,737	205
Unrealized (losses)/gains on trading securities	(97)	59	53	(66)	(4)	(65)	9	(83)	99
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	26	26	44	24	26	25	28	(39)	27
Net effects of terminations or net settlements on financial derivatives	(1,182)	(1,017)	335	(2,699)	(1,934)	255	(1,070)	534	(503)
Issuance costs on the retirement of preferred stock	—	—	—	—	—	—	—	—	(1,619)
Income tax effect related to reconciling items	(610)	(30)	(24)	(171)	245	(480)	526	(1,939)	260
Net income attributable to common stockholders	$54,876	$58,877	$51,832	$40,638	$48,700	$49,170	$43,985	$50,848	$42,312